UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 9, 2025

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
The Southern Company	Series 2025A 6.50% Junior Subordinated Notes due 2085	SOJF	New York Stock Exchange
The Southern Company	2025 Series A Corporate Units	SOMN	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On December 9, 2025, Georgia Power Company (“Georgia Power” or the “Company”) and the Georgia Public Service Commission (“PSC”) Public Interest Advocacy Staff reached a settlement agreement (the “Settlement Agreement”) that, if approved by the Georgia PSC, would resolve the Company’s Application for the Certification of Capacity from the 2029-2031 All-Source Request for Proposals and Application for the Certification of Supplemental Resources for 2028-2031 Capacity (collectively, the “All-Source Certification Proceeding”).
Under the terms of the Settlement Agreement, all 9,885 megawatts of requested resources in the All-Source Certification Proceeding would be approved and certified at their respective individual project cost. Included in these resources are the Company-owned projects totaling approximately $16.3 billion of projected capital investment, excluding allowance for funds used during construction, of which approximately $14 billion is expected to be incurred in 2026 through 2029. The Company-owned projects would require construction monitoring by the Georgia PSC.
The Company would agree to file its next base rate case in a manner that will ensure the incremental revenue from large load customers has downward pressure, on a levelized basis, of at least $556 million per year, which is equivalent to $8.50 per month (or approximately $102 per year) to the typical residential customer using an average of 1,000 kilowatt-hours per month, for the years 2029, 2030 and 2031.
The Settlement Agreement must be approved by the Georgia PSC. Accordingly, the terms of the Settlement Agreement are subject to change and the terms of any final agreement approved by the Georgia PSC may differ materially from the terms of the Settlement Agreement. The Georgia PSC is scheduled to vote on December 19, 2025 to resolve all matters in the All-Source Certification Proceeding, including the Settlement Agreement. The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-

looking information includes, among other things, statements concerning the Settlement Agreement and projected capital investment. The Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of The Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in The each company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, additional generating capacity and transmission facilities and fuel and other cost recovery mechanisms; the impact of recent and future federal and state regulatory changes, including tax, environmental and other laws and regulations to which Georgia Power is subject, as well as changes in application of existing laws, regulations and guidance; the extent and timing of costs and legal requirements related to coal combustion residuals; current and future litigation or regulatory investigations, proceedings or inquiries; the effects, extent and timing of the entry of additional competition in the markets in which Georgia Power operates, including from the development and deployment of alternative energy sources; variations in demand for electricity; available sources and costs of natural gas and other fuels and commodities; the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities or other projects; legal proceedings and regulatory approvals and actions related to past, ongoing and proposed construction projects; the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction; investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds; advances in technology, including the pace and extent of development of low- to no-carbon energy and battery energy storage technologies and negative carbon concepts; the ability to successfully operate Georgia Power’s generation, transmission and distribution facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating nuclear generating facilities; the ability of counterparties of Georgia Power to make payments as and when due and to perform as required; the direct or indirect effect on Georgia Power’s business resulting from cyber intrusion or physical attack and the threat of cyber and physical attacks; global and U.S. economic conditions, including impacts from geopolitical conflicts, recession, inflation, changes in trade policies (including tariffs and other trade measures) of the United States and other countries, interest rate fluctuations and financial market conditions and the results of financing efforts; access to capital markets and other financing sources; changes in Georgia Power’s credit ratings; the ability of Georgia Power to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, political unrest, wars or other similar occurrences; the direct or indirect effects on Georgia Power’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard-setting bodies. The Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2025	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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